U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO
                               ------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Golf Two, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)

Delaware                                 5941                        04-3625550
--------                                 ----                        ----------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)

1537 West Orangewood Avenue, Orange, California                           92868
-----------------------------------------------                           -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (714) 633-1400
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          2,418,336              $0.10                $241,833             $22.25
================================== =================== ==================== ======================= ================
The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                 Golf Two, Inc.,
                             a Delaware corporation

                        2,418,336 Shares of Common Stock

This prospectus relates to 2,418,336 shares of common stock of Golf Two, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. Our management believes the selling security holders will offer and sell the shares at $0.10 per share, making the aggregate offering price to the public approximately $241,833 if all the shares are sold. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our management believes that the selling security holders want to sell those 2,418,336 shares of our issued and outstanding common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board or Electronic Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

See "Risk Factors" on pages 5 to 7 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is January 21, 2003.
                             Subject to completion.

                                TABLE OF CONTENTS

 Prospectus Summary .........................................................4
 Risk Factors................................................................5
 Forward Looking Statements..................................................7
 Use of Proceeds.............................................................7
 Determination of Offering Price.............................................7
 Dilution....................................................................7
 Selling Security Holders....................................................8
 Plan of Distribution........................................................9
 Legal Proceedings..........................................................10
 Directors, Executive Officers, Promoters and Control Persons...............10
 Security Ownership of Certain Beneficial Owners and Management.............11
 Description of Our Securities..............................................11
 Interest of Named Experts and Counsel......................................11
 Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities.................................................12
 Organization Within Last Five Years........................................12
 Description of Business....................................................13
 Management's Discussion and Analysis of Financial Condition and
 Results of Operations......................................................15
 Description of Property....................................................17
 Certain Relationships and Related Transactions.............................18
 Market for Common Equity and Related Stockholder Matters...................18
 Executive Compensation.....................................................19
 Financial Statements.......................................................20
 Changes in and Disagreements with Accountants on Accounting and
 Financial Disclosure.......................................................32
 Legal Matters..............................................................32
 Experts....................................................................32
 Additional Information.....................................................32
 Indemnification of Directors and Officers..................................32
 Other Expenses of Issuance and Distribution................................32
 Recent Sales of Unregistered Securities....................................33
 Exhibits...................................................................34
 Undertakings...............................................................35
 Signatures.................................................................36

 Outside Back Cover Page

 Dealer Prospectus Delivery Obligation

 Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our business:                           We incorporated in Delaware on
                                        March 15, 2001. Our principal business
                                        address is 1537 West Orangewood Avenue,
                                        Orange, California 92868. Our telephone
                                        number is 714.633.1400.

                                        We are a developmental stage company and we plan to initiate, establish and operate retail golf stores which will feature indoor golf instruction and custom golf clubs. Each retail location will offer custom-fitted golf clubs, individualized to our customers' needs and marketed under the Golf Two brand name. Golf instruction and training will be conducted on-site by in-store staff under the direction of a professional at each store.

                                        We anticipate that our retail stores
                                        will be approximately 5,000 square feet
                                        and will include two virtual reality
                                        golf simulators, two computer swing
                                        analysis systems and a club fitting
                                        analysis system. Private label and brand name golf merchandise and related products will also be available for sale at each retail store.

                                        We seek to promote the enjoyment of the
                                        game of golf by helping golfing
                                        enthusiasts of all levels play better.
                                        Accordingly, we intend to offer indoor
                                        golf training available and
                                        individualized, quality golf clubs and
                                        related products to our clientele.

Summary financial information:          The summary financial information set
                                        forth below is derived from the more
                                        detailed financial statements appearing
                                        elsewhere in this Form SB-2. We have
                                        prepared our financial statements
                                        contained in this Form SB-2 in
                                        accordance with generally accepted
                                        accounting principles in the United
                                        States. All information should be
                                        considered in conjunction with our
                                        financial statements and the notes
                                        contained elsewhere in this Form SB-2.



      Income Statement             Period from           Period from
                                   March 15, 2001 to     March 15, 2001 to
                                   December 31, 2001     September 30, 2002
                                          $                      $
      Revenue                             0                      0
      Loss from Operations           (13,703)              (131,018)
      Net Income (Loss)              (14,303)              (131,630)
      Net Income (Loss) Per Share      (.01)                   (.04)


      Balance Sheet             December 31, 2001       September 30, 2002
                                         $                       $
      Total Assets                       0                    33,617
      Total Liabilities               10,478                   7,522
      Shareholders' Equity           (10,478)                 26,095



Number of shares being offered:         The selling security holders want to
                                        sell 2,418,336 shares of our common
                                        stock. The offered shares were acquired
                                        by the selling security holders in
                                        private placement transactions, which
                                        were exempt from the registration and
                                        prospectus delivery requirements of the
                                        Securities Act of 1933. The selling
                                        security holders will sell their shares
                                        at $0.10 per share until our shares are
                                        quoted on the OTC Bulletin Board and
                                        thereafter at prevailing market prices
                                        or privately negotiated prices.

Number of shares outstanding:           7,418,336 shares of our common stock are
                                        issued and outstanding. We have no other securities issued.

Estimated use of proceeds:              We will not receive any of the proceeds
                                        from the sale of those shares being
                                        offered.



                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

Risks related to our business:

We are a new company with losses since our formation and we may not be able to achieve profitable operations or raise sufficient financing to continue with our business plans.

We were incorporated on March 15, 2001, and have accumulated $131,630 in losses since our inception. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the golf industry. We will encounter difficulties as an early stage company with little operating capital in the rapidly evolving and highly competitive golf industry. To implement our business plan and open our planned locations, we will be required to obtain additional financing. At this time, we have no firm commitments for such financing. If we are unable to raise additional financing, our plans to open a retail location will be harmed. If our planned retail facilities are not successful and if we continue to experience losses, our ability to continue with our business plan will be harmed. As a result, our shareholders could lose their entire investment.

A downturn in the economy may affect the willingness of consumers to buy or upgrade discretionary recreational products such as golf equipment, which could reduce our sales and hurt our ability to earn revenue.

In general, our proposed products are typically products purchased by consumers with funds for discretionary spending. Discretionary spending is spending that occurs for non-essential items. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions. Purchases of discretionary items, including our proposed products and services, could decline during periods when disposable income is lower or during periods of actual or perceived unfavorable economic conditions. If discretionary spending is lower, our revenues and profitably will also likely decline. In addition, if our future customers believe that the economy is on a downturn, they may reduce or cut discretionary spending due to the desire to save which typically accompanies a downturn in the economy.

We do not have commitments for additional financing and our inability to obtain acceptable financing will harm our development and growth strategy as we will be unable to finance our development and any future expansion.


As of September 30, 2002, we have only $33,617 in cash. We will require substantial amounts of working capital to continue executing our business plan, including, but not limited to, funds to secure our initial location and funds for equipment and inventory. We cannot guaranty that additional financing will be available. In fact, we have not yet identified the source of any such funding. We expect to require substantial capital to fund our development and operating expenses. ^ We cannot be certain that additional financing will be available to us on favorable terms or at all. If we are unable to obtain sufficient additional capital when needed, we could be forced to alter our business strategy, or delay or abandon some of our development plans. Any of these events would impair our ability to raise revenue and would likely interfere with our ability to expand our planned operations.

(material omitted)

We have no existing brand identity and customer loyalty; if we fail to develop and maintain our proposed brand, our business could suffer.

Since we have not yet launched the Golf Two brand, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting consumers. In order to attract and retain consumers and vendors and respond to competitive pressures, we may need to spend substantial funds to create and maintain brand loyalty among these groups. If our branding efforts are not successful, our ability to generate significant revenues will be harmed.

Our officers and directors are engaged in other activities which could divert their time away from our activities and could conflict with our business interests which could harm our ability to continue proceeding with our plan to open retail locations.


Our officers and directors engage in other activities. Those activities may divert our officers and directors' time away from our business activities. Currently, Mr. Bennett, our president, treasurer and one of our directors spends approximately 20 hours per week on our activities, and Mr. Bernstein, our secretary and one of our directors, spends approximately up to 10 hours per week on our activities. These estimates of time spent on our business activities could fluctuate. If our officers and directors are not able to devote sufficient time to our business activities, our ability to operate at a profit could be harmed. Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Neither of our officers devotes their entire business hours to our operations. ^


Risks related to owning our common stock:

Our officers, directors and principal security holders own approximately 70.10% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders. If these individual choose to sell the shares being registered, they will still own 67.40% of our outstanding shares of common stock.

As a result of such ownership by our officers, directors and principal security holders, investors will have no control over matters requiring approval by our security holders, including the election of directors. Our officers and directors can control matters requiring approval by our security holders, including the election of directors, even if they sell all their shares being registered by this registration statement.

We are registering 200,000 shares of common stock owned by our officers and directors. Those officers and directors may sell those shares as soon as possible, which could decrease the price of our common stock and reduce their desire to see us succeed.

In the event that these individuals sell their shares, the price of our common stock could decrease significantly. Also, a conflict of interest will occur between their duties to us and their personal interest in selling their shares. We cannot assure you that these individuals will not sell those shares as soon as they are registered. Moreover, if our officers and directors decide to sell a significant number of their shares, investors will likely lose confidence in our ability to earn revenues and may see such a sale as a sign that our business is failing. Each of these factors by independently or collectively, could harm the market price of our stock.

Our officers, directors and principal security holders own a controlling percentage of our outstanding shares of common stock, which allows them to make key decisions regarding our future course of action. Those decisions may not necessarily increase the value of our shares, causing our investors to lose their investment in us.

Because our officers and directors own a controlling percentage of our outstanding shares of common stock, they may make decisions that are not in our best interest or that might not increase the value of our shares. Those decisions may include corporate actions such as a merger or other transaction that might result in the dilution of shareholders' interest or reduction in value of our common stock. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock transactions which require shareholder approval.


(material omitted)


Because we lack a public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of the shares. Therefore, investors may lose all or part of their investment if the price of their shares is too high.


Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities. ^ The selling security holders will sell their shares at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board or Electronic Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.


Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

We expect to require substantial capital to fund our development and operating expenses. We anticipate that our available funds will be sufficient to meet our anticipated needs for working capital and capital expenditures through the next 12 months. Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described elsewhere in the risk factor section.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------


^ The selling security holders will offer and sell the shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.


Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

     1. the number of shares owned by each selling security holder prior to this offering;
     2. the total number of shares that are to be offered for each selling security holder; and
     3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

-------------------------------- ---------------------------------- ---------------------------------- ----------------------------
Name of Selling Security Holder  Amount of Shares of Common Stock   Amount of Shares of Common Stock    Amount of Shares and the
                                 Owned by Selling Security Holder     to be Offered by the Selling      Percentage of Common Stock
                                        Before the Offering                  Security Holder            Owned by Selling Security
                                                                                                            Holder After the
                                                                                                         Offering is  Complete
-------------------------------- ---------------------------------- ---------------------------------- ----------------------------
Jeff & Dawn Miller                           66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Mark Bartolo                                 33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Shakeel Sorathia                            100,000                            100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Lisa Kristin Forman                          16,667                             16,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Linda Bennett                               133,333                            133,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Kevin R. Moore                               66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Gina M. Sharp                                66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Anita L. De Barros                           66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Young Hom & Shellee Hom                      16,667                             16,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
James M. Butchy                             166,667                            166,667                               0
-----------------------------------------------------------------------------------------------------------------------------------


                                       8


Daniel R. Bernstein,
secretary, director                       2,033,333                             33,333                   2,000,000 shares (26.96%)
-----------------------------------------------------------------------------------------------------------------------------------
Ronald Rosenow                              166,667                            166,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Yvonne Homan                                 33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
William P. Ridley                            33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Howard Lawrence Hull III                     16,667                             16,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Glen Kangas                                  16,667                             16,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Martha Gewertz                               33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Keri Ann Keele                               10,000                             10,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Leon Matthews &
Julie Webster-Matthews                       16,667                             16,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Gerda Osward                                 66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Barbara J. Moore                             66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Robert DeLuna                                66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
William H. Boren                             16,667                             16,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Becky Moore                                  66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Curtis A. Stickfort                          33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Michelle Bennett, spouse of
David Bennett, our president,
treasurer and director                      166,667                            166,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Kent S. Handleman                            66,667                             66,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Edward C. Ball                               33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Phillip M. Handleman                        166,667                            166,667                               0
-----------------------------------------------------------------------------------------------------------------------------------
Albert DiPaolo                               33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Bradley Podosin                             100,000                            100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
George Scott Watrous                         50,000                             50,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
James T. Smith                               33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Harry R. Steele                              33,333                             33,333                               0
-----------------------------------------------------------------------------------------------------------------------------------
Carol Jean Gehlke                           325,000                            325,000                               0
-----------------------------------------------------------------------------------------------------------------------------------


Plan of Distribution
--------------------

The selling security holders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. If the selling security holders decide to enter into agreements after this registration statement is declared effective to sell their shares to a broker-dealer as principal, then we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution and file the agreement as an exhibit. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately-negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. Our officers and directors are specified on the table below:

=================== =============== ===========================================
Name                     Age        Position
------------------- --------------- -------------------------------------------
David Bennett             37        President, Treasurer, Director
------------------- --------------- -------------------------------------------
Daniel Bernstein          42        Secretary, Director
=================== =============== ===========================================

David Bennett. Mr. Bennett has been our president, treasurer and one of our directors since February 2002. Mr. Bennett is responsible for marketing, business development and day to day operations of our management. From August 2001 to the present, Mr. Bennett has been employed as a programmer and manager by Cyberbucks.com which is a brokerage and order fulfillment company that locates buyers for products for sale by other companies. Cyberbucks.com also performs outsourcing for independent sales companies. Independent sales companies are firms that do not sell their own inventory, but that of other companies. From 1994 to 2000, Mr. Bennett was the president and manager of

Beneducci, Inc., which performed accounts receivable financing for small businesses. While with these companies, Mr. Bennett acquired several types of business experience, including effective business management skills, order processing, customer service, finance management, marketing (including mass mailing, telesales, e-commerce, direct sales, paper media), business negotiations, arranging for private financing, forming strategic alliances, staffing and staff management and computer and programming knowledge. From 1982 to 1994, Mr. Bennett was a manager, partner and technician of Ramco Refrigeration. Mr. Bennett's background in marketing and management has given Mr. Bennett the necessary experience to understand the market trends essential for the implementation of our business strategy. Mr. Bennett is not an officer or director of any reporting company.

Daniel Bernstein. Mr. Bernstein has been our secretary and one of our directors since our inception in March 2001. From 1982 to the present, Mr. Bernstein has been self-employed as a builder, specializing in steep hillside contemporary homes. Mr. Bernstein graduated with a Masters in architectural design from the Southern California Institute of Architecture in 1987. Mr. Bernstein earned a Bachelor of Science in economics from the University of California, Los Angeles in 1982. Mr. Bernstein also possesses a general contractor's license in the state of California. Mr. Bernstein is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 21, 2003 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

================= ========================================= =================================== ===============================
Title of Class    Name of Beneficial Owner                      Amount of Beneficial Owner             Percent of Class
----------------- ----------------------------------------- ----------------------------------- -------------------------------
Common Stock      David Bennett                                                                             42.69%
                  1537 West Orangewood Avenue                      3,166,667 shares(1)
                  Orange, CA 92868                            president, treasurer, director
----------------- ----------------------------------------- ----------------------------------- -------------------------------
Common Stock      Daniel Bernstein                                                                          27.41%
                  1537 West Orangewood Avenue                        2,033,333 shares
                  Orange, CA 92868                                 secretary, director
----------------- ----------------------------------------- ----------------------------------- -------------------------------
Common Stock      All directors and named executive                                                         70.10%
                  officers as a group                                5,200,000 shares
================= ========================================= =================================== ===============================
(1) Michelle Bennett, who is the spouse of David Bennett, our president, treasurer and director, owns 166,667 shares of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-------------------------------


Description of Capital Stock. Our authorized capital stock consists of 50,000,000 shares of $.001 par value common stock, of which 7,418,336 are issued and outstanding as of January 21, 2003, and 5,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding as of January 21, 2003. Holders of shares of our common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefore. All the shares of our common stock have equal voting rights and, according to the opinion of our legal counsel, are nonassessable. Each shareholder of our common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon our liquidation. Holders of our common stock do not have preemption rights.


Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Seventh of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 17 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
------------------------------------

Transactions with Promoters. Daniel Bernstein was issued 2,000,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Bernstein was approximately $2,000, which represented the fair value of the common stock on the date of issuance.

Description of Business
-----------------------

Our Background. We were incorporated pursuant to the laws of the State of Delaware on March 15, 2001.

Our Business. We are a developmental stage company and we plan to initiate, establish and operate retail golf stores which will feature indoor golf instruction and custom golf clubs. We intend to operate retail locations which will offer custom-fitted golf clubs tailored to our customers' needs and marketed under the Golf Two brand name. We also hope to promote our retail store, our brand name and various products for sale by means of our website. We expect that golf instruction and training will be conducted on-site by in-store staff under the direction of a professional at each store.

We anticipate that our retail stores will be approximately 5,000 square feet and will eventually include two virtual reality golf simulators, two computer swing analysis systems and a club fitting analysis system. We also plan to offer private label and brand name golf merchandise and related products for sale at each retail store. We propose to locate our first retail location in either Orange County or Riverside County, California. We have not yet determined the precise location of this store. However, we plan to lease such a site rather than purchase it. We hope to enter into negotiations for a potential retail location after raising enough funds to launch our operations and begin generating revenues. We believe we will need approximately $475,000 to open our first retail location. We believe our first retail location will require that we enter into a lease, obtain our initial inventory, hire and train staff, obtain furniture, fixtures and equipment, make any necessary leasehold improvements, hire staff, and obtain signage and advertising.

We seek to promote the enjoyment of the game of golf by helping golfing enthusiasts of all levels play better. As such, we intend to offer indoor golf training available and individualized, quality golf clubs and related products to our clientele.

Our Proposed Products. We anticipate that our retail locations will eventually offer customized golf clubs made on site and tailored to our customers' needs. In addition to our customized golf-clubs, we plan to offer our customers related products such as private label and brand name golf merchandise and accessories, related clothing items, instructional golf books and videos and golf novelty items. We anticipate that initially, we will not design or manufacture custom golf clubs, but purchase them from a supplier. Customized golf clubs are those fitted to a player's height and playing preferences, in terms of length, material and other features. Initially, we hope to either order custom components for on-site assembly, or outsource for products made to customers' specifications. We have not yet identified the source of the products we intend to offer, nor have we entered into any agreements to obtain such products. In addition, we have not yet entered into any agreements with suppliers of the following: private label and brand name golf merchandise and accessories, related clothing items, instructional golf books and videos or golf novelty item. However, we plan to promote our selection of products by means of our website, which we hope will include an online ordering capability.

Our Proposed Services. We seek to promote the enjoyment of the game of golf by helping golfing enthusiasts of all levels play better. We intend to offer indoor golf training available and individualized, quality golf clubs and related products to our clientele. We hope to offer our customers with on-site, indoor, individual instructional lessons with trained and qualified golf instructors utilizing the virtual reality equipment available on the market. We anticipate providing our customers with access to introductory, intermediate and advanced golf instruction and technique analysis. By providing these classes, we hope to build a client base familiar with our products and services and gain increased exposure to our brand name. We anticipate that we will engage golf teaching instructors and golf professionals as independent contractors, whom we plan to compensate by splitting the fees they generate at our facilities from customers they serve. We expect to identify suitable candidates through personal contacts of our affiliates, notices at local golf courses and driving ranges, and other advertising methods. We also plan to compensate these independent contractors by offering a commission on sales of merchandise to students. Therefore, we do not anticipate that hiring such individuals will incur upfront costs on our part.

We anticipate that our virtual reality golf simulators will allow a customer to simulate swinging various types of clubs in various terrains and weather situations, to practice their swings and try different equipment. The type of simulator we anticipate using contains virtual reality simulations of some famous golf courses, which allows customers to use their own clubs and golf balls to simulate driving, chipping, and putting. The simulator reproduces the sounds and visual images of the ball being hit because the simulator measures the spin, flight and trajectory of the ball as it leaves the club's face, and accurately portrays shots such as hooks, fades and "dead center" perfect shots. This allows the player to accurately simulate driving, chipping, and putting, not too mention bunker shots or missed shots, such as balls bouncing off trees, splashing in water, or hitting cart paths.

We also expect that our computer swing analysis systems will work in conjunction with the virtual reality golf simulator. The swing and club fitting analysis systems are aspects of a computer program that uses algorithms to analyze a player's swing. The results produced by this software are then interpreted by a golf pro who then can suggest changes to the customer's swing and equipment. We have not yet decided whether to purchase this equipment, lease it, or arrange for a per-use fee arrangement with the vendor. We do not yet have any contractual arrangements with any such equipment providers.

Based on our management's research, we anticipate that the cost of a simulator of this type will range from $8,500 to $20,000 for a previously owned and refurbished simulator, to approximately $40,000 for a new simulator. We have not yet decided whether to lease or purchase such equipment, either new or used. Our management anticipates making this decision depending on the level of funding we raise.

Our Business Strategy. As the popularity of golf continues to grow, we expect that easy and affordable access to proper training and specialized equipment and products is in high demand and will continue to remain so. We hope to be strategically positioned to fill the growing need for golfing instruction demanded by golf enthusiasts in the United States and what we believe to be the ever-growing number of new golf enthusiasts. We propose to offer our customers:

     o    computerized swing analysis;
     o    indoor golf practice and simulation;
     o    golf lessons and instruction for beginners and experts alike;
     o    customized golf clubs tailored to an individual's particular needs;
          and
     o    related private label and brand-name gold merchandise.

Furthermore, we will strive to maintain clean, well-merchandised, attractive stores that we believe will appeal to high-caliber clientele. We hope to become a premier "center" where golfing enthusiasts of all abilities will feel welcomed and comfortable such that they will enjoy the time they spend with us and will want to return.

Our Target Markets and Marketing Strategy. We anticipate that our primary target market will consist of golfers throughout California, specifically patrons of nearby golf courses, country clubs, driving ranges and putting greens. We plan to market and promote our retail stores locally. We anticipate that our marketing initiatives will include:

     o utilizing direct response print advertisements placed primarily in specialized golf industry print media such as magazines and local newspapers;
     o advertising by television, radio, banners, affiliated marketing and direct mail in California and surrounding areas; and,
     o word of mouth advertising based on the customer loyalty and high quality service.

Growth Strategy. We seek to establish a profitable retail golf store and training facility with the intention of expanding our efforts in areas outside California. Our strategy is to provide unparalleled customer service and high-quality, competitively-priced merchandise and offer on-site, indoor, individual instructional lessons with trained and qualified golf instructors utilizing the finest virtual reality equipment available on the market, thereby creating a fun, friendly and comfortable atmosphere which we believe will achieve unequaled customer satisfaction. We intend to initiate growth throughout California by establishing more alliances with leading and local vendors and long-term customer relationships and aim to replicate this model in many markets across the United States.


Our Competition. We expect to face significant competition from existing golf stores. We will compete with traditional golf retail locations that are either independent shops or part of large regional or national retail chains such as Roger Dunn or Nevada Bob's. Current and new competitors may be able to establish new locations relatively quickly. We anticipate we will also compete directly with other companies and businesses that have several golf retail locations which will be competitive with the golf retail stores developed by us. We cannot guaranty that we will be able to compete effectively with those competitors. Many of those competitors have greater financial and other resources, and more experience in the establishment of golf retail facilities, than we have. Because we have not yet begun to compete in this market, we do not have a competitive position relative to other firms. However, once we launch our operations, we hope to compete on the basis of price, quality of products and personalized service to our customers.

Our operations and our ability to generate revenues will be harmed if we are unable to establish a positive reputation as a provider of golf products. Our success will depend on our ability to compete in the highly competitive retail golf industry. To succeed, we must establish our reputation for providing quality golf products and instruction. We must establish our initial presence in Orange County, California. We may not be able to compete effectively in this region with traditional golf retail locations that are already established. If we do not compete effectively, our ability to earn revenue will be affected and we may not be able to continue our planned operations.


Government Regulation. Each retail location facility we establish will be subject to licensing and reporting requirements by numerous governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire and safety departments. Difficulties in obtaining or failure to obtain the necessary licenses or approvals could delay or prevent the development or operation of a given retail location. Any problems that we may encounter in renewing such licenses in one jurisdiction, may impact our licensing status on a federal, state or local level in other relevant jurisdictions.

Our Research and Development. We are not currently conducting any research and development activities other than the development of our website. We do not anticipate conducting such activities in the near future.

Intellectual Property. We do not presently own any patents, copyrights, licenses, concessions or royalties. We use "Golf Two" as our trade name on our website, and own the trademark "Golf Two," though we have not applied for any state or federal trademark registration. We own the Internet domain name www.golftwo.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names. If we offer golf club designs owned by others, we will seek the appropriate intellectual property licenses for the sale of those products. We do not currently have any contractual arrangements for the manufacture of any custom or private label golf clubs.


Employees. As of January 21, 2003, we have two part-time employees, who are our officers. We do not currently anticipate that we will hire any employees in the next six months, unless we complete our business development. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development. We anticipate that we will engage golf teaching instructors and golf professionals as independent contractors, whom we plan to compensate by splitting the fees they generate at our facilities from customers they serve. We also plan to compensate these independent contractors by offering a commission on sales of merchandise to students. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Facilities. Our headquarters are located at 1537 West Orangewood Avenue, Orange, California 92868. We believe that our facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

For the nine month period ended September 30, 2002.
---------------------------------------------------

Liquidity and Capital Resources. We have cash of $33,617 as of September 30, 2002. Our total assets were $33,617 as of September 30, 2002. Our total liabilities were $7,522 as of September 30, 2002. In April 2002, we sold 2,093,336 shares of our common stock for $0.03 per share. The net proceeds from the sale of those shares were $62,800. Those proceeds were used to provide us with additional working capital.

Results of Operations.

Revenues. We have realized no revenues during the period ended September 30, 2002. We anticipate that we will generate more revenues as we commence operations and build our customer base.

Operating Expenses. For the nine month period ended September 30, 2002, our total expenses were $117,315, which were represented by general and administrative expenses. Of that amount, $90,000 was represented by stock issued in exchange for services. For the period ended September 30, 2002, we experienced a net loss of $117,327.

For the Period from March 15, 2001, our date of formation, through December 31, 2001.
-------------------------------------------------------------------------------

Liquidity and Capital Resources.  We had no cash as of December 31, 2001.

Results of Operations. We did not yet realize any revenue from operations for the period from March 15, 2001, our date of formation, through December 31, 2001. Our expenses of $13,703 consist of start-up costs from formation through December 31, 2001.


Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must locate a suitable location for our planned retail location, market our products and services and develop our brand image. Our operations to date have been focused on developing our brand name and attempting to establish strategic relationships with providers of golf products. In the next twelve months, we hope to accomplish the steps listed below to implement our business plan. We estimate that we will require at least $475,000 to open our initial retail location. We do not expect to achieve that level of funding within the next twelve months, and therefore we do not anticipate being able to open our initial retail location in that timeframe. However, we hope to open our initial retail location once we have raised that amount, which we hope to accomplish through various steps, such as seeking investors from associates of our management, obtaining funds from our officers, obtaining a bank or Small Business Administration loan, raising funds from venture capital sources, or wait until a public market develops for shares of our common stock.

The table below lists the milestones we need to accomplish to achieve our goals. The estimates of funds required are only projections of what hope to raise. We may not be able to complete these steps in the timeframes estimated. We will revise these timeframes based on our success in raising funds. There is no guarantee that we will be able to complete these steps in the timeframes estimated, nor that we will be able to raise the funds that we require to accomplish all of these steps.

Specifically, the steps we anticipate we will need to take are as follows:

---------------------------------------- -------------------------------------------------- ------------------------ ---------------
              Milestones                                   Steps Needed                       Estimated Timeframe    Estimated Cost
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Complete development website to          1.       Engage webmaster                          within next six months          $7,500
promote our brand name and services      2.       Design webpage contents
and take product orders                  3.       Deploy developed website
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Locate a suitable retail location for    1.       Identify suitable property                within next eight months      $175,000
our initial store and enter into a       2.       Negotiate lease
six-month lease                          3.       Enter lease
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Furnish and equip retail location        1.       Identify furniture, fixtures,             within three months of         $75,000
                                                  equipment needed                          securing a store
                                         2.       Identify signage needed                   location
                                         3.       Make purchase or lease arrangements
                                         4.       Arrange for installation
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Acquire and stock inventory              1.       Identify products and quantities          within three months of         $60,000
                                         2.       Negotiate terms with suppliers            securing a store
                                         3.       Order initial quantities                  location
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Acquire golf simulators and other        1.       Decide on simulator lease or              within three months of         $20,000
specialized equipment                             purchase                                  securing store location
                                         2.       Negotiate terms with supplier
                                         3.       Take delivery and arrange for
                                                  installation
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Advertising by means of direct mail,     1.       Identify local areas to target media      to coincide with               $12,500
flyers and magazine inserts              2.       Design advertising content                retail opening-
                                         3.       Arrange for distribution
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Hire and train sales staff               1.       Identify staffing needs                   to precede retail             $125,000
                                         2.       Solicit applications                      opening
                                         3.       Interview candidates
                                         4.       Provide management salary
                                         5.       Hire staff
                                         6.       Conduct training
                                         7.       Review performance
---------------------------------------- -------------------------------------------------- ------------------------ ---------------
Engage golf pro / instructor staff       1.       Identify candidates if needed             to precede retail        fee-split or
                                         2.       Negotiate terms of service                opening                       pay
                                         3.       Engage candidates                                                   commissions
---------------------------------------- -------------------------------------------------- ------------------------ ---------------

Our plan of operation is materially dependent on our ability to raise additional working capital. We believe that we have sufficient cash resources to fund most of our initial development plans, such as finishing the development of our website. However, we will need additional capital to finance our proposed retail location. We estimate that we will require at least $475,000 to open our initial retail location. We believe that this amount will be needed to enter into a premises lease, acquire inventory, fixtures and equipment, and obtain signage and advertising. We hope to open our initial retail location in the next twelve months if we have adequate funding to do so. There is no guaranty that we will be able to arrange for financing. We may raise the necessary funds through equity financings or through loans from banks or other lending institutions. We may not be able to arrange for loans on favorable terms. Such additional capital may be raised through public or private financing.


We hope to be able to raise the $475,000 that we need to open our first retail location through a variety of sources, using a combination of debt and equity funding. We do not expect to achieve that level of funding within the next twelve months, and therefore we do not anticipate being able to open our initial retail location in that timeframe. However, we hope to open our initial retail location once we have raised that amount, which we hope to raise from the following types of sources: investors that are associates of our officers and directors, loans or other funds contributed by our officers, obtaining a bank and/or Small Business Administration loan, raising funds from angel or venture capital sources, or waiting until a public market develops for shares of our common stock. We cannot guaranty that additional funding will be available on favorable terms, if at all.

We may not be able to raise the funds necessary to complete the steps as listed on the above time table, which is an estimate only. If we do not raise the funds required for each step in the time frame specified, then we will revise our time table to reflect a slower rate of accomplishing these steps. If adequate funds are not available, then our ability to commence operations may be harmed.


We have cash of $33,617 as of September 30, 2002. In the opinion of management, available funds will satisfy our working capital requirements through the next twelve months. For the next twelve months, we anticipate that our day-to-day expenses will be approximately $1,000 per month until and unless we secure our first location. We believe that our expenses will significantly increase once we begin renovating and developing our first location. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.

We are not currently conducting any research and development activities and do not anticipate conducting such activities in the near future. Unless we raise funds to accommodate additional expenditures, we do not anticipate that we will purchase any significant equipment. We have estimated that a refurbished or remanufactured golf simulator will cost between $8,500 and $20,000, and that a new simulator would cost up to $40,000 to purchase. We may arrange to lease such equipment instead of purchasing it. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. We do not anticipate incurring expenses to hire a golf pro or instructor staff, at least initially, in that we hope to engage such individuals on a fee-splitting or commission basis.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

============================================= ===============================
                  Property                          September 30, 2002
--------------------------------------------- -------------------------------
Cash                                                                 $33,617
--------------------------------------------- -------------------------------
Property and Equipment, net                                               $0
============================================= ===============================

Our Facilities. Our headquarters are located at 1537 West Orangewood Avenue, Orange, California 92868. David Bennett, our president, treasurer and one of our directors, currently provides office space to us totaling $100 per month on a month-to-month basis, which is recorded as a contribution to capital. We do not have a written lease or sublease and Mr. Bennett does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

David Bennett, our president, treasurer and one of our directors, currently provides office space to us valued at $100 per month on a month-to-month basis, which is recorded as a contribution to capital.

In April 2001, we entered into a $10,000 ^ note with Carol Jean Gehlke, a stockholder. The note was due upon demand and repaid in April 2002. Although the note, by its terms, did not specify that interest was to accrue, we recorded interest expense on this note at 8% per annum as a contribution to capital, since that note was with a related party.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclosing such transactions in prospectuses where required;
     o disclosing in any and all filings with the Securities and Exchange Commission, where required;
     o    obtaining disinterested directors consent; and
     o    obtaining shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no shares of our common stock that can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is thirty-six.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
-----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.


Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $50,000 during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.


=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
David Bennett - president,           2002        None          None              None               $90,000(1)
treasurer
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Scott Watrous - former president,    2001        None          None              None                  None
treasurer
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Daniel Bernstein - secretary         2002        None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Daniel Bernstein - secretary         2001        None          None              None               $2,000(1)
=================================== ======= ============= ============= ===================== =====================
(1)Represents stock issued for services.

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into an employment agreement with David Bennett, although we do not currently know the terms of that employment agreement.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
--------------------




                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Golf Two, Inc.
Newport Beach, California


We have audited the accompanying balance sheets of Golf Two, Inc. (A Development Stage Company) as of September 30, 2002 and December 31, 2001, the related statements of operations, stockholders' equity (deficiency) and cash flows for the period from March 15, 2001 (inception) to December 31, 2001, nine months ended September 30, 2002 and the periods from March 15, 2001 (inception) to September 30, 2002 and 2001. These financials statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golf Two, Inc. as of September 30, 2002 and December 31, 2001 and the results of its operations and its cash flows for the period from March 15, 2001 (inception) to December 31, 2001, nine months ended September 30, 2002 and the periods from March 15, 2001 (inception) to September 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stonefield Josephson, Inc.
------------------------------
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
December 4, 2002

                                  GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEETS



                                      ASSETS
                                                                        December 31,                         September 30,
                                                                            2001                                  2002
                                                                     -------------------                   -------------------
Current assets -
    cash and cash equivalents                                        $                -                    $           33,617
                                                                     -------------------                   -------------------

          Total assets                                               $                -                    $           33,617
                                                                     ===================                   ===================


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
    Accounts payable                                                 $                -                    $            7,522
    Accounts payable-related party                                                  478                                     -
    Note payable-related party                                                   10,000                                     -
                                                                     -------------------                   -------------------

          Total current liabilities                                              10,478                                 7,522
                                                                     -------------------                   -------------------

Stockholders' equity (deficiency):
    Preferred stock, $0.001 par value, 5,000,000 shares authorized,
       no shares issued or outstanding, respectively                                  -                                     -
    Common stock, $0.001 par value, 50,000,000 shares authorized,
       7,418,336 and 2,325,000 issued and outstanding, respectively               2,325                                 7,418
    Additional paid-in capital                                                    1,500                               150,307
    Deficit accumulated during development stage                                (14,303)                             (131,630)
                                                                     -------------------                   -------------------

          Total stockholders' equity (deficiency)                               (10,478)                               26,095
                                                                     -------------------                   -------------------

          Total liabilities and stockholders' equity (deficiency)    $                -                    $           33,617
                                                                     ===================                   ===================

See accompanying independent auditors' report and notes to financial statements.

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                           For the                                        For the                 For the
                                         period from             For the                period from             period from
                                       March 15, 2001          nine months             March 15, 2001          March 15, 2001
                                       (inception) to            ended                 (inception) to         (inception) to
                                      December 31, 2001     September 30, 2002        September 30, 2001     September 30, 2002
                                     --------------------  ------------------------  --------------------  -----------------------
Revenue                              $                 -   $                     -   $                 -   $                    -

General and administrative expenses               13,703                   117,315                13,403                  131,018
                                     --------------------  ------------------------  --------------------  -----------------------

Loss from operations                             (13,703)                 (117,315)              (13,403)                (131,018)

Other income expenses:
Interest income                                        -                       188                     -                      188
Interest expense                                    (600)                     (200)                 (400)                    (800)
                                     --------------------  ------------------------  --------------------  -----------------------

Loss before income taxes                         (14,303)                 (117,327)              (13,803)                (131,630)

Provision for income taxes                             -                         -                     -                        -
                                     --------------------  ------------------------  --------------------  -----------------------

Net loss                             $           (14,303)  $              (117,327)  $           (13,803)  $             (131,630)
                                     ====================  ========================  ====================  =======================


Net loss available to common stockholders per common share - basic and dilutive:

   Loss per common share                          ($0.01)                   ($0.02)               ($0.01)                  ($0.04)
                                     ====================  ========================  ====================  =======================
  Weighted average common shares
   outstanding - basic and dilutive            2,325,000                 6,065,818             2,325,000                 2,936,114
                                     ====================  ========================  ====================  =======================







See accompanying independent auditors' report and notes to financial statements.

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                                                              Deficit
                                                                                            accumulated
                                               Common stock                 Additional         during             Total
                                     ----------------------------------      paid-in        development       stockholders'
                                          Shares            Amount           capital           stage        equity (deficiency)
                                     -----------------  ---------------  --------------   ---------------- --------------------
Balance at March 15, 2001,                          -   $            -   $           -    $             -   $                -
   date of incorporation

Issuance of Founders Shares for
   services at $0.01 per share
   (March 2001)                             2,325,000            2,325               -                  -                2,325

Capital contribution for office
   space and interest expense                       -                -           1,500                  -                1,500

Net loss                                            -                -               -            (14,303)             (14,303)
                                     -----------------  ---------------  --------------   ----------------  -------------------

Balance at December 31, 2001                2,325,000            2,325           1,500            (14,303)             (10,478)

Issuance of common stock for
   services at $0.03 per share
   (February 2002)                          3,000,000            3,000          87,000                  -               90,000

Issuance of common stock for cash
    at $0.03 per share  (April 2002)        2,093,336            2,093          60,707                  -               62,800

Capital contribution for office
    space and inserestt expense                     -                -           1,100                  -                1,100

Net loss                                            -                -               -           (117,327)            (117,327)
                                     -----------------  ---------------  --------------   ----------------  -------------------

Balance at September 30, 2002               7,418,336   $        7,418   $     150,307    $      (131,630)  $           26,095
                                     =================  ===============  ==============   ================  ===================





See accompanying independent auditors' report and notes to financial statements.

                            GOLF TWO, INC.
                     (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF CASH FLOWS


                                                          For the                                  For the            For the
                                                        period from            For the          period from         period from
                                                      March 15, 2001        nine months        March 15, 2001      March 15, 2001
                                                      (inception) to          ended           (inception) to      (inception) to
                                                     December 31, 2001   September 30, 2002   September 30, 2001 September 30, 2002
                                                   -------------------  --------------------  ------------------ ------------------
Cash flows used for operating activities:
    Net loss                                       $          (14,303)  $          (117,327)  $         (13,803)          (131,630)
                                                   -------------------  --------------------  ------------------ ------------------
Adjustments to reconcile net loss to net cash used
for operating activities:
    Non-cash issuance of common stock for services              2,325                90,000               2,325             92,325
    Non-cash additional paid-in-capital contributed             1,500                 1,100               1,000              2,600

  Increase (decrease) in liabilities:
    Accounts payable                                                -                 7,522                   -              7,522
    Accounts payable-related party                                478                  (478)                478                  -
                                                   -------------------  --------------------  ------------------ ------------------

        Total adjustments                                       4,303                98,144               3,803            102,447
                                                   -------------------  --------------------  ------------------ ------------------

         Net cash used for operating activities               (10,000)              (19,183)            (10,000)           (29,183)
                                                   -------------------  --------------------  ------------------ ------------------

Cash flows provided by financing activities:
    Proceeds from note payable-related party                   10,000                     -              10,000             10,000
    Repayment of note payable-related party                         -               (10,000)                  -            (10,000)
    Proceeds from issuance of common stock                          -                62,800                   -             62,800
                                                   -------------------  --------------------  ------------------ ------------------
        Net cash provided by financing activities              10,000                52,800              10,000             62,800
                                                   -------------------  --------------------  ------------------ ------------------

Net increase in cash and cash equivalents                           -                33,617                   -             33,617
Cash and cash equivalents, beginning of period                      -                     -                   -                  -
                                                   -------------------  --------------------  ------------------ ------------------

Cash and cash equivalents, end of period           $                -   $            33,617   $               -  $          33,617
                                                   ===================  ====================  ================== ==================

Supplemental disclosure of cash flow information:
    Income taxes paid                              $                -   $                 -   $               -  $               -
                                                   ===================  ====================  ================== ==================
    Interest paid                                                       $                 -   $               -  $               -
                                                   ===================  ====================  ================== ==================

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001


STATEMENTS OF CASH FLOWS, CONTINUED

         Non Cash Financing Activities:

                  In April 2001, the Company entered into a $10,000 non interest-bearing note with a stockholder. The note was due upon demand and repaid in April 2002. The Company recorded $800 of interest expense on this note at 8% per annum as a contribution to capital for the Period from March 15, 2001 (inception) to September 30, 2002.

                  An officer of the Company provides office space to the Company for $100 per month on a month-to-month basis, which was recorded as a contribution to capital. For the Period from March 15, 2001 (Inception) to September 30, 2002, the company recognized $1,800 of office expense.

                  In March 2001, the Company issued 2,325,000 shares of its common stock in exchange for services to incorporate the Company, totaling $2,325. The Founder Shares were valued at the par value of the Company's common stock, which represented its fair market value on the date of issuance.

                  In February 2002, 3,000,000 shares of common stock were issued at $0.03 per share in exchange for prior services rendered for a total of $90,000, which was the fair market value of the Company's common stock on the date of issuance.


See accompanying independent auditors' report and notes to financial statements.

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001



(1)      Summary of Significant Accounting Policies:

         Nature of Business:

                  Golf Two, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Delaware on March 15, 2001. The Company plans to operate retail golf stores that will feature indoor golf instruction and sell custom golf clubs throughout California.

         Basis of Presentation:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management intends to continue to raise additional financing through joint venturing of projects, exchange of asset, debt financing, equity financing or other means and interests which it deems necessary with a view to moving forward and sustaining a prolonged growth in its strategy phases.

                  Management believes these steps will be sufficient to provide the Company with the ability to continue in existence.

         Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.





                 See accompanying independent auditors' report

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001




(1)      Summary of Significant Accounting Policies, Continued:

         Comprehensive Income:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of September 30, 2002 and for the period from March 15, 2001 (inception) to September 30, 2002, the Company has no items that represent other comprehensive income and, therefore, has not included a statement of Comprehensive Income in the consolidated financial statements.

         Cash and Cash Equivalents:

                  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Basic and Diluted Loss Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic income/loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of September 30, 2002, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

         Income Taxes:

                  The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.


                  See accompanying independent auditors' report

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001


(1)      Summary of Significant Accounting Policies, Continued:

         Stock-Based Compensation:

                  SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Employee Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Stock-based compensation for non-employees is measured under the fair value method.

         Fair Value of Financial Instruments:

                The estimated fair values of cash and cash equivalents, accounts payable and accrued expenses, none of which are held for trading purposes, approximate their carrying value because of the short term maturity of these instruments.

         Advertising Costs:

                Advertising costs are expensed as incurred. There were no advertising expenses for the period from March 15, 2001 (inception) to September 30, 2002.

         Segment Reporting:

                Based on the Company's integration and management strategies, the Company operated in a single business segment. For the period from March 15, 2001 (inception) to September 30, 2002, all revenues have been derived from domestic operations.

         New Accounting Pronouncements:

                  In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.


                  See accompanying independent auditors' report

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001


(1)      Summary of Significant Accounting Policies, Continued:

         New Accounting Pronouncements, Continued:

                  In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition; measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                  In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.



                  See accompanying independent auditors' report

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001


(1)      Summary of Significant Accounting Policies, Continued:

         New Accounting Pronouncements, Continued:

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force ("EITF") Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.




                  See accompanying independent auditors' report

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001



(2)      Related Party Transactions:

         Note Payable - Related Party
         ----------------------------

         In April 2001, the Company entered into a $10,000 non interest-bearing note with a stockholder. The note was due upon demand and repaid in April 2002. The Company recorded interest expense on this note at 8% per annum as a contribution to capital.

         Office Expense
         --------------

         An officer of the Company provides office space to the Company for $100 per month on a month-to-month basis, which was recorded as a contribution to capital.

                                 GOLF TWO, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     PERIOD FROM MARCH 15, 2001 (INCEPTION)
                        TO DECEMBER 31, 2001, NINE MONTHS
                        ENDED SEPTEMBER 30, 2002 AND THE
                     PERIODS FROM MARCH 15, 2001 (INCEPTION)
                         TO SEPTEMBER 30, 2002 AND 2001



(3)      Stockholders' Equity:

         Preferred Stock
         ---------------

         The Company is authorized to issue 5,000,000 shares of Preferred stock, par value at $.001 per share. As of September 30, 2002 and December 31, 2001, none of the shares were issued and outstanding.

         Common Stock
         ------------

         In March 2001, the Company issued 5,650,000 shares of its common stock in exchange for services to incorporate the Company. In February 2002, the Board of Directors declared that the Company had not received consideration for the issuance of 3,325,000 shares of the previously issued shares and canceled those shares leaving 2,325,000 shares totaling $2,325. The Founder Shares were valued at the par value of the Company's common stock, which represented its fair market value on the date of issuance. The Company has not recognized the issuance of the cancelled shares in the financial statements.

         In February 2002, 3,000,000 shares of common stock were issued at $0.03 per share in exchange for prior services rendered for a total of $90,000, which was the fair market value of the Company's common stock on the date of issuance.

         In April 2002, the Company performed a private placement and issued 2,093,366 shares of its common stock at $0.03 per share for an aggregate total of $62,800.



(4)      Provision for Income Taxes:

         The reconciliation of the effective income tax rate to the federal statutory rate for the year ended December 31, 2001, the period ended September 30, 2002, and the periods from March 15, 2001 (inception) to September 30, 2002 and 2001 is as follows:

                                                                               For the
                                       For the period                         period from        For the period
                                       from March 15,      For the nine      March 15, 2001     from March 15,
                                       2001 (inception)    months ended     (inception) to      2001 (inception)
                                       to December 31,     September 30,     September 30,      to September 30,
                                            2001               2002              2001                2002
                                       ------------------------------------------------------------------------

Computed "expected" tax (benefit)      $         200       $      39,900     $      4,400        $     44,500
Increase (decrease) in income taxes
resulting from increase in valuation            (200)            (39,000)          (4,400)            (44,500)
allowance                              --------------      --------------    -------------       --------------

                                       $           -       $           -     $          -        $          -
                                       --------------      --------------    -------------       --------------

         Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.
         Significant components of the Company's deferred tax assets and liabilities at September 30, 2002 and December 31, 2001 are as follows:


                                                                    September 30,        December 31,
                                                                        2002                2001
                                                                  -----------------   ------------------

Deferred tax assets:                                              $          44,500   $           4,600
                                                                             44,500               4,600
  Net operating loss carryforwards
Less valuation allowance
                                                                  $              -    $               -
                                                                  =================   ==================


         At December 31, 2001 and September 30, 2002, the Company has provided a 100% valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the nine months ended September 30, 2002 and the year ended December 31, 2001 was an increase of $39,900 and $200, respectively. As of September 30, 2002, the Company had net operating loss carryforwards ("NOLs") of approximately $131,000. If unused, the NOLs will begin to expire on 2019.


                 See accompanying independent auditors' report.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
---------------------------------------------------------------------------

In July 2002, our Board of Directors appointed Stonefield Josephson, Inc., independent accountant, to audit our financial statements for the period from March 15, 2001, our date of formation, through September 30, 2002. Prior to our appointment of Stonefield Josephson, Inc. as our auditor, our financial statements had not been audited. Prior to engaging Stonefield Josephson, Inc., we had not consulted with them on the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements. There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by MC Law Group, located in Newport Beach, California.

Experts
--------

Our financial statements for the period from March 15, 2001, our date of formation, through September 30, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc., and are included in reliance upon such reports given upon the authority of Stonefield Josephson, Inc., as experts in accounting and auditing.

Additional Information
----------------------

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Seventh of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Section 17 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                 $22.25
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately             $10,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $2,500.00
----------------------------------------- -------------------- ----------------
Total                                     Approximately             $13,672.25
========================================= ==================== ================

Recent Sales of Unregistered Securities
-----------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In April 2002, we issued 2,093,336 shares of our common stock to thirty-four investors for $0.03 per share. The shares were issued as a result of a private placement offering. There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The net proceeds to us were $62,800.

In February 2002, we issued 3,000,000 shares of our common stock to David Bennett, our president, treasurer and one of our directors. We believe that Mr. Bennett has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Bennett had sufficient access to material information about us because he was our president, treasurer and one of our directors. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $90,000. That amount represented the fair value of the common stock on the date of issuance.

In March 2001, we issued 2,325,000 shares of our common stock to two individuals, one of which was Daniel Bernstein, our secretary and one of our directors, who was issued 2,000,000 shares. The other shareholder was Carol Jean Gehlke, who was issued 325,000 shares. We believe that those shareholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $2,325. That amount represented the fair value of the common stock on the date of issuance. Also in March 2001, we issued 2,000,000 shares to Scott Watrous, 1,000,000 shares to Bruce Younker, and 325,000 shares to Robert Younker, but canceled those shares in February 2002 due to failure to receive consideration for those shares.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
----------

3.1            Certificate of Incorporation*

3.2            Bylaws*

5.             Opinion Re: Legality

11.            Statement Re: Computation of Per Share Earnings**

23.1           Consent of Auditors

23.2           Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement

*        Included in Registration Statement filed on September 20, 2002
**       Included in Financial Statements
***      Included in Exhibit 5




Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Orange, California, on January 21, 2003.

                             Golf Two, Inc.
                             a Delaware corporation


                             By:      /s/ David Bennett
                                      -----------------------------------------
                                      David Bennett
                             Its:     principal executive, accounting and
                                      financial officer, president, treasurer,
                                      and a director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ David Bennett                                    January 21, 2003
--------------------------------------------         ----------------
David Bennett
principal executive, accounting and
financial officer, president, treasurer
and a director


/s/ David Bennett                                    January 21, 2003
--------------------------------------------         ----------------
Daniel Bernstein
secretary and a director